Exhibit 99.1

Company Contact:

The Piacente Group | Investor Relations

Don Markley, 212-481-2050

tessera@tpg-ir.com

February 2, 2016

TESSERA TECHNOLOGIES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Full year recurring revenue of $242.3 million, up 62% from prior year

Second consecutive year with 59% GAAP operating margin

Share buyback authorization increased by $200 million

San Jose, Calif., (BUSINESS WIRE) — Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced financial results for the fourth quarter and full year ending December 31, 2015. Total revenue for the fourth quarter of 2015 was $61.8 million, at the high end of the Company’s guidance range of $60 to $62 million. GAAP net income for the fourth quarter of 2015 was $22.8 million, or $0.44 per diluted share, and non-GAAP net income was $29.7 million, or $0.57 per diluted share.

“Our excellent fourth quarter results reflect the strength and stability of our intellectual property and technology licensing model, the market’s ongoing adoption of FotoNation imaging technologies, and our continued financial discipline,” said Tom Lacey, Tessera’s Chief Executive Officer. “I’m excited about the array of growth opportunities across all areas of our business, and we expect to maintain momentum throughout 2016. Our focus on delivering value extends from our collaborative business strategy to our capital allocation policy. In 2015 we returned more than $160 million to shareholders through dividends and share repurchases, and our Board of Directors has approved an additional $200 million for our share repurchase program.”

Fourth Quarter 2015 Results

Total revenue was $61.8 million in the fourth quarter of 2015, compared with revenue of $59.9 million in the fourth quarter of 2014. Recurring revenue was $60.8 million in the fourth quarter of 2015, compared with recurring revenue of $43.3 million in the fourth quarter of 2014. Fourth quarter 2015 revenue included $1.0 million of episodic revenue, compared with episodic revenue of $16.6 million in the fourth quarter of 2014.

Operating expenses were $28.4 million in the fourth quarter of 2015. Operating expenses in the fourth quarter of 2014 were $13.0 million, which included a gain of $11.9 million on the sale of long-lived assets.

Net income was $22.8 million, or $0.44 per diluted share, compared with net income for the fourth quarter of 2014 of $37.1 million, or $0.69 per diluted share. Net income for the fourth quarter of 2014 was favorably impacted by the gain on sale of long-lived assets previously mentioned.

Non-GAAP net income for the fourth quarter of 2015 was $29.7 million, or $0.57 per diluted share, compared with non-GAAP net income in the fourth quarter of 2014 of $33.7 million, or $0.62 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Full Year 2015 Financial Results

Total revenue was $273.3 million for the year ended December 31, 2015, as compared with $278.8 million for the year ended December 31, 2014. Total recurring revenue for 2015 was $242.3 million as compared with $149.8 million for 2014.

Operating expenses totaled $111.1 million for 2015 as compared with $113.1 million for 2014 and operating margin was 59% for the second consecutive year. Income from continuing operations was $117.1 million, or $2.23 per diluted share in 2015, including a $6.3 million reversal of a deferred tax valuation allowance, as compared with $174.9 million, or $3.27 per diluted share in 2014, including a $64.7 million reversal of a deferred tax valuation allowance. Non-GAAP net income per share was $2.55 for 2015, compared with $2.26 for 2014.

Balance Sheet

Total current assets were $411.7 million as of December 31, 2015, a decrease of $63.9 million from December 31, 2014. Cash, cash equivalents and short-term investments were $381.7 million as of December 31, 2015, a decrease of $52.7 million from December 31, 2014. The decline in cash for the fiscal year was due to stock repurchases of $119.2 million, the payment of $41.7 million of dividends and the third quarter 2015 acquisition of Ziptronix, Inc. for $38.6 million, largely offset by cash generated from operating activities.

Dividends

On December 15, 2015, the Company paid $10.2 million to stockholders of record as of November 24, 2015, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on January 27, 2016, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on March 16, 2016 to stockholders of record on February 24, 2016.

Stock Repurchase Program

During the fourth quarter of 2015, the Company repurchased approximately 776 thousand shares of common stock for an aggregate amount of $25.3 million, bringing total repurchases for fiscal 2015 to approximately 3.3 million shares for an aggregate amount of $119.2 million. These purchases were executed under the Company’s stock repurchase program. As of December 31, 2015, the Company had approximately $25.9 million remaining under its current repurchase program. Subsequently, on January 27, 2016, the Board of Directors approved an additional $200 million share repurchase authorization.

Financial Guidance

For the first quarter of 2016, the Company’s guidance is as follows:

•	Total revenue is expected to be between $55 million and $59 million;

•	GAAP earnings per share are expected to be between $0.30 and $0.35 per diluted share;

•	Non-GAAP earnings per share are expected to be between $0.41 and $0.46 per diluted share.

The Company’s full-year 2016 total revenue guidance is between $250 million and $270 million.

“The total revenue guidance range for 2016 does not contemplate the completion of all open legal and greenfield matters or significant upside to the FotoNation business,” noted Robert Andersen, Tessera’s CFO.

Conference Call Information

The Company will hold its fourth quarter ended December 31, 2015, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Tuesday, February 2. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference ID is 23018308. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. A slide presentation accompanies the webcast. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 23018308.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance and growth opportunities. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing FotoNation technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in the markets for semiconductors and related products and smartphone imaging; and the impact of competing technologies on the demand for the Company’s technologies. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2014, and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2015, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc., including its Invensas, FotoNation and Ziptronix subsidiaries, licenses its technologies and intellectual property to customers for use in areas such as mobile computing and communications, memory and data storage, and 3DIC technologies, among others. Our technologies include semiconductor packaging and interconnect solutions, and products and solutions for mobile and computational imaging, , including our FaceToolsTM, FacePowerTM, FotoSavvyTM, DigitalApertureTM, LifeFocusTM, face beautification, red-eye removal, High Dynamic Range, autofocus, panorama, and image stabilization intellectual property. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, FotoNation, the FotoNation logo, Ziptronix, the Ziptronix logo, FaceSavvy, FaceTools, FacePower, DigitalAperture, and LifeFocus are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Discontinued Operations

In January of 2014, the Company announced the cessation of all mems|cam manufacturing operations. This was the Company’s last manufacturing operation. The Company has classified the expenses of its DigitalOptics business as discontinued operations starting with the first quarter of 2014, and also reclassified results from this business to discontinued operations for all prior reporting periods.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, gain on sale of patents, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss) and non-GAAP earnings per share to GAAP earnings per share guidance for the first quarter of 2016.

- Tables Follow –

TSRA-E

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$22,599	$50,908
Short-term investments	359,145	383,513
Accounts receivable, net	1,784	4,478
Short-term deferred tax assets	—	19,334
Other current assets	28,130	17,277

Total current assets	411,658	475,510

Property and equipment, net	3,748	4,322
Intangible assets, net	95,089	72,925
Long-term deferred tax assets	15,649	21,759
Other assets	13,208	2,607

Total assets	$539,352	$577,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,090	$3,509
Accrued legal fees	2,621	4,143
Accrued liabilities	10,262	13,284
Deferred revenue	6,805	10,217
Other current liabilities	—	2,873

Total current liabilities	20,778	34,026

Long-term deferred tax liabilities	255	187
Other long-term liabilities	3,162	1,551

Stockholders’ equity:
Common stock	58	58
Additional paid-in capital	599,186	576,341
Treasury stock	(229,513)	(106,231)
Accumulated other comprehensive income	(1,437)	(333)
Retained earnings	146,863	71,524

Total stockholders’ equity	515,157	541,359

Total liabilities and stockholders’ equity	$539,352	$577,123

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Royalty and license fees	$61,836	$59,924	$273,300	$278,807

Total revenues	61,836	59,924	273,300	278,807

Operating expenses:
Cost of revenues	196	156	566	384
Research, development and other related costs	8,400	6,866	32,181	32,270
Selling, general and administrative	10,560	11,038	43,592	47,208
Amortization expense	6,051	4,699	20,624	18,471
Litigation expense	3,174	2,130	14,135	25,116
Restructuring, impairment of long-lived assets and other charges and gain on sale of patents	—	(11,933)	—	(10,338)

Total operating expenses	28,381	12,956	111,098	113,111
Operating income from continuing operations	33,455	46,968	162,202	165,696
Other income and expense, net	1,260	449	3,432	1,550

Income before income taxes from continuing operations	34,715	47,417	165,634	167,246
Provision for (benefit from) income taxes	11,870	11,098	48,517	(7,697)

Income from continuing operations	22,845	36,319	117,117	174,943
Income (loss) from discontinued operations, net of tax	(33)	771	(101)	(4,489)

Net income	$22,812	$37,090	$117,016	$170,454

Income (loss) per share:
Income from continuing operations:
Basic	$0.45	$0.69	$2.26	$3.31

Diluted	$0.44	$0.68	$2.23	$3.27

Income (loss) from discontinued operations:
Basic	$0.00	$0.01	$0.00	$(0.08)

Diluted	$0.00	$0.01	$0.00	$(0.08)

Net income:
Basic	$0.45	$0.70	$2.26	$3.23

Diluted	$0.44	$0.69	$2.23	$3.18

Cash dividends declared per share	$0.20	$0.10	$0.80	$0.92

Weighted average number of shares used in per share calculations-basic	50,817	52,758	51,802	52,819

Weighted average number of shares used in per share calculations-diluted	51,435	53,595	52,586	53,563

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM CONTINUING OPERATIONS FROM

GAAP NET INCOME FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP income from continuing operations	$22,845	$36,319	$117,117	$174,943
Adjustments to GAAP net income:

Stock-based compensation - research, development and other related costs	1,200	528	4,004	2,418
Stock-based compensation - selling, general and administrative	1,860	2,595	8,024	8,994

Amortization of acquired intangibles	6,051	4,699	20,624	18,471
Restructuring, impairment of long-lived assets and other charges and gain on sale of patents	—	(11,933)	—	(10,339)
Non-GAAP tax adjustments and other	(2,302)	1,461	(13,370)	(71,227)

Non-GAAP net income from continuing operations	$29,654	$33,669	$136,399	$123,260

Non-GAAP net income from continuing operations per common share - diluted	$0.57	$0.62	$2.55	$2.26

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation - diluted	52,383	54,524	53,554	54,564

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Episodic	$1,000	$16,610	$31,000	$128,982
Recurring	60,836	43,314	242,300	149,825

Total revenues	$61,836	$59,924	$273,300	$278,807

TESSERA TECHNOLOGIES, INC.

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE

	Three Months Ended March 31, 2016
	Low	High
Diluted earnings per share - GAAP	$0.30	$0.35

Amortization of intangible assets	0.12	0.12
Stock based compensation	0.06	0.06
Subtotal GAAP adjustments	0.18	0.18

Impact of income tax and share count	(0.07)	(0.07)

Effect on earnings per share	0.11	0.11

Diluted earnings per share - non-GAAP	$0.41	$0.46